                                                                   Exhibit 10.38

                            EXCESS CESSION AND EVENT
                              REINSURANCE CONTRACT
                           EFFECTIVE: JANUARY 1, 1999

                                    ISSUED TO

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       BY

                    THE REINSURERS SUBSCRIBING THE RESPECTIVE
                   INTERESTS AND LIABILITIES AGREEMENTS HERETO
                  (HEREINAFTER REFERRED TO AS THE "REINSURERS")

                          ARTICLE I: BUSINESS REINSURED

A. By this Contract, the Reinsurers agree to reinsure the liability which may accrue to the Company under all of its original policies, contracts, binders and certificates of insurance or reinsurance (hereinafter collectively referred to as "original policies") classified by the Company as:

       All business underwritten by New Jersey State Medical Underwriters, Inc. and classified by the Company as Medical and Dental Practitioner Professional Liability, Umbrella Liability, Hospital and Other Health Care Institution Professional Liability and Commercial General Liability Business, Directors and Officers Liability, Fiduciary Liability, Managed Care Errors and Omissions Liability, Employment Practice Liability, Miscellaneous Professional Indemnity (including but not limited to, Lawyers Professional, Notary Public and Electronic Data Processors coverage subject to agreement by Reinsurers) unless otherwise excluded under Article III: Exclusions, issued or renewed on or after the effective date, subject to the terms, conditions and limitations hereinafter set forth.

       Retroactive dates hereon shall be the same as any retroactive dates contained in the original policies.

B. It is understood that this Contract applies to losses first occurring during the original policy period under occurrence policies and Claims First Made during the original period for claims made policies in respect of risks attaching during the term of the Contract all following the underlying terms and conditions.

       Permanent Protection Plan policies underwritten by the Company shall in all cases be deemed to be original policies covering on a losses occurring during basis. Reinsurers shall be subject to all of the conditions of the Permanent Protection Plan original policies and all other original policies including policy limits and aggregate limit formulas under any extended reporting coverage therein.

C. It is understood that this contract applies only to original policies with limits in excess of the company's retention.

                    ARTICLE II: COMMENCEMENT AND TERMINATION

         A. This Contract shall become effective on January 1, 1999 and shall continue in force thereafter until terminated.

         B. Either party may terminate this Contract on any December 31 by giving the other party not less than 90 days prior written notice.

         C. Reinsurers shall remain liable in respect to original policies issued or renewed during the term their contract is in force on the basis of the original coverage. Reinsurers shall receive their share of premiums for such respective original policies and there shall be no return of unearned premiums in respect thereto.

         D. This Contract shall apply to original policies underwritten by the Company and incepting during the term of this Contract subject to a maximum period any one policy not to exceed 36 months plus odd time.

         E. In respect of multi-year original policies attaching to this Contract then reinsurance coverage for the full policy period shall be provided by those Reinsurers to whom the original net ceded premium has been allocated to regardless of any termination of the Contract.

                             ARTICLE III: EXCLUSIONS

This Contract does not apply to and specifically excludes the following:

         1. Reinsurance assumed, except reinsurance assumed from American Medical Mutual, Inc., A Risk Retention Group, Lawrenceville Property and Casualty Co., Inc., Lawrenceville Re. Ltd., and MIIX Insurance Company of New York, where the underwriting is through New Jersey State Medical Underwriters, Inc.

         underwritten by the Company for captives or other insurance facilities of hospitals and all other health care institutions where the Underwriting is through New Jersey State Medical Underwriters, Inc.

         2. Claims emanating from policies issued by the Company with effective dates after the termination date of this Contract.

         3.       Financial Guaranty and Insolvency Business.

         4. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation or an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

         5. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Liability. Reinsurance U.S.A. and Canada" except for incidents arising from nuclear medicine, attached to and forming part of this Contract.

         6. Any business derived from participation in any Pool, Association or Syndicate.

                        ARTICLE IV: RETENTION AND LIMITS

A.       Retention:

The Company shall retain and be liable for the first $10,000,000 of Ultimate Net Loss as respects:

i)       each original policy; or, where applicable

ii)      each and every Event.

B.       Limit Excess of Retention:

         i) In respect of Medical and Dental Practitioner Liability, Umbrella Liability, Hospital and other Healthcare Institution Professional Liability and Commercial Liability Business:

             Reinsurers shall be liable for 92% of $65,000,000 of Ultimate Net Loss as respects each original policy, or, where applicable, each and every Event, plus Pro rata Loss Adjustment Expenses.

         ii) In respect of Directors and Officers Liability, Fiduciary Liability, Managed Care Errors and Omissions Liability, Employment Practice Liability, and Miscellaneous Professional Indemnity (including but not limited to Lawyers Professional, Notary Public and Electronic Data Processors Business -- coverage subject to agreement by Reinsurers):

             Reinsurers shall be liable for 92% of $15,000,000 of Ultimate Net Loss as respects each original policy, or, where applicable, each and every Event, plus Pro rata Loss Adjustment Expenses.

                             ARTICLE V: DEFINITIONS

A. "Ultimate Net Loss" as used herein is defined as the sum or sums (including Loss in Excess of Policy Limits, Extra Contractual Obligations, as hereinafter defined) paid or payable by the Company in settlement of claims including any and all vicarious liability arising from BUSINESS REINSURED and in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries, including the Pennsylvania catastrophe fund, if applicable, and all claims in inuring insurance or reinsurance, whether collectible or not. Ultimate Net Loss shall not include any Loss Adjustment Expense. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's Ultimate Net Loss has been ascertained. Ultimate Net Loss shall be calculated on a per claim, per policy per insured basis or, where applicable, on a per Event basis. If the Company issues multiple policies to an insured, the policies will be deemed to be one original policy for purposes of coverage under this Reinsurance Contract.

B. "Loss in Excess of Policy Limits" and "Extra Contractual Obligations" as used herein shall be defined as follows:



         1. "Loss in Excess of Policy Limits" as used herein shall mean any amount paid or payable by the Company in excess of its policy limits, but otherwise within the terms of its policy, as a result of a settlement by the Company or an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of the Company's alleged or actual negligence, breach of contract or bad faith in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action. A Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

         2. "Extra Contractual Obligations" as used herein shall mean any punitive, exemplary, compensatory, multiplied or consequential damages, other than Loss in Excess of Policy Limits paid or payable by the Company as a result of an action against it by its insured, its insured's assignee or a third party claimant, which action alleges negligence, breach of contract or bad faith on the part of the Company in handling a claim under a policy subject to this Contract. An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

              Notwithstanding anything stated herein, this Contract shall not apply to any Loss in Excess of Policy Limits or Extra Contractual Obligation incurred by the Company as a result of any fraudulent and/or criminal act or any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement if any claim covered hereunder.

C. "Incident" as used herein shall mean a single loss occurrence, or otherwise a series of accidents, acts, errors or omissions including continuous or repeated exposure to substantially the same general harmful conditions giving rise to coverage, all as defined and provided within the original policies underwritten by the Company.

D. "Claims First Made" as used herein shall mean claims reported under claims made original policies on the earlier date of (1) or (2) below:

         1. When the insured first gives notice to the Company that a claim has been made against the insured; or

         2. When the insured first gives notice to the Company of an Incident involving a particular person which may result in a claim against the original insured.

       Notwithstanding the above, and in all cases, the Claims First Made date shall be as defined and provided within the underlying policies underwritten by the Company.

       E. 1. "Loss Adjustment Expense" as used herein shall mean expenses allocable to the investigation defense and/or settlement of specific claims, including litigation expenses and postjudgment interest and legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, but not including office expenses or salaries of the Company's regular employees.

         2. "Pro rata Loss Adjustment Expenses" as used herein shall mean the result obtained by multiplying the covered indemnity percentage, as calculated below by the Company's "Loss Adjustment Expense" for a given claim. The percentage shall be determined by dividing the amount of Ultimate Net Loss indemnity for a coverage section by the Company's total Ultimate Net Loss for a given claim.

F. "Net Ceded Premium" as used herein shall mean Gross Allocated Premium to this Contract less 25%.

G. "Gross Allocated Premium" as used herein shall mean the written premium by the Company allocated to this Contract in annual policies or instalments on multi-year policies.

H. "Event" as used herein shall mean all original claims arising from an Incident involving more than one insured under original policies An Event will be deemed to have occurred at the date of the first occurrence for original occurrence policies and the Claims First Made date if the original policy is on a "claims made" basis (for claims made original policies.

             ARTICLE VI: CLAIMS REPORTING AND CLAIMS LOSS SETTLEMENT

         A. Within 60 days after the end of each calendar quarter, the Company shall provide the Reinsurers with a claims bordereau outlining any claim on which the Company has placed a reserve value of $3,000,000 or more each loss or event. At each anniversary the Company shall provide a bordereau outlining all claims and reserves excess of $250,000 each loss or $2,000,000 each event. Losses and adjustment expenses recoverable by the Company are payable immediately after receipt of proof of loss subject to the retention.

B. The Company shall include with each claim bordereau, the following information as respects new claims, pending claims and closed claims during the quarter:

         1.       Claim number or reference number;

         2.       Name of Insured;

         3.       Name of Claimant;

         4.       Subject policy limit;

         5.       Claims Made date;

         6.       Loss Occurrence date;

         7.       Indemnity (paid and outstanding);

         8.       Expenses (paid and outstanding);

         9.       Indemnity recovery; if any;

         10.      Expense recovery; if any;

         11.      Status

         12. Narrative Loss Description of claims of $3,000,000 or more each loss or Event as respects new claims and closed claims during the quarter or as otherwise upon request of Reinsurers.


C. The Reinsurers shall have the right, at its own expense, to be associated in the defense of any claim, suit or proceeding involving this reinsurance.

D. The Company shall, at its full discretion, adjust and settle all claims and losses. All such adjustments and settlements shall be binding on the Reinsurers and the Reinsurers agree to pay all amounts for which they may be liable immediately after receipt of reasonable evidence of the amount paid by the Company.

                      ARTICLE VII: SALVAGE AND SUBROGATION

The Reinsurers shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Company for its primary loss. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurers, and to prosecute all claims arising out of such rights.

                              ARTICLE VIII: PREMIUM

The Company shall pay the Reinsurers a Minimum and Deposit Premium of $750,000 annually which shall be payable quarterly as follows:-

31st March, 30th June, 30th September and 31st December.

The Minimum Premium shall be adjusted upwards at 92% of the net ceded premium within 45 days of 31st December.

                               ARTICLE IX: OFFSET

The Company and the Reinsurers shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time where the balances are on account of premiums or losses or otherwise.

                          ARTICLE X: ACCESS TO RECORDS

A. The Company shall place at the disposal of the Reinsurers at all reasonable time, and the Reinsurers shall have the right to inspect, through authorized representatives, all books, records, policies, endorsements and papers of the Company in connection with any reinsurance hereunder, or claims in connection herewith.

B. The Reinsurers agree that they will not disclose any confidential information obtained by them hereunder to parties not subject to this Contract except under the following circumstances and then only when necessary:

       1. When disclosure of such information is required in the normal course of the Reinsurers' business; or

       2.       With the prior written consent of the Company; or

       3. When the Reinsurers are required by a subpoena or court order to disclose such information. The Reinsurers shall promptly notify the Company of any attempt by a third party to obtain from them any such confidential information.

C. The Reinsurers will provide the Company or its designated representative with such information as the Reinsurers and Company may agree is necessary to the Company's handling of the business reinsured herein.

D. The obligations contained in this Article shall survive termination of this Contract.

                     ARTICLE XI: LIABILITY OF THE REINSURER

A. The liability of the Reinsurers shall follow that of the Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B. Nothing herein shall in any manner create any obligation or establish any rights against the Reinsurers in favor of any third party or any persons not parties to this Contract.

                       ARTICLE XII: NET RETAINED LIABILITY

A. This Contract applies only to that portion of any insurance or reinsurance which the Company retains net for its own account (prior to deduction of any underlying reinsurance), and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

B. The amount of the Reinsurers' liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

                    ARTICLE XIII: DELAYS, ERRORS OR OMISSIONS

Inadvertent delays, errors or omissions made in connections with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission will be rectified as soon as possible after discovery. In no event shall later notification of any claim by the Company constitute a ground upon which the Reinsurers have been prejudiced by such late notice. As used in this Article, the term "prejudiced" shall mean that a different outcome in the handling of any claim would have resulted but for the untimely notice to Reinsurers.

                              ARTICLE XIV: CURRENCY

Whenever the word "Dollars" or the "$" appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

                         ARTICLE XV: FEDERAL EXCISE TAX

If the Reinsurers are subject to the Federal Excise Tax, the Reinsurers agree to allow, for the purpose of paying Tax, up to 1% of the premium payable hereon to the extent such premium is subject to the Tax. In the event of any return premium becoming due hereunder, the Reinsurers will deduct from the amount of the return premium the same percentage as it allowed, and the Company or its agents should take steps to recover the Tax from the U.S. Government.

                      ARTICLE XVI: UNAUTHORIZED REINSURERS

A. If the Reinsurers are unauthorized in any state of the United States of America or the District of Columbia, the Reinsurers agree to fund their share of the Company's outstanding portion of Ultimate Net Loss and Pro rata Loss Adjustment Expense reserves as determined by the Company, respectively by:

       1.           Clean, irrevocable and unconditional letters of credit
                  issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

       2.           Trust accounts in conformity with New York Regulation 114
                  for the benefit of the Company and as may be required by any other insurance regulatory authority; and/or

       3.       Cash advances;

       if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurers, at their sole option, may fund in other than cash if their method and form of funding are acceptable to the insurance regulatory authorities involved and the Company.

B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause" which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurers further agree, notwithstanding anything to the contrary in this Contract, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurers, but only for one or more of the following purposes:

         1. To reimburse itself for the Reinsurers' share of the paid portion of Ultimate Net Loss and/or Pro rata Loss Adjustment Expenses paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurers;

         2. To fund a cash account in an amount equal to the Reinsurers' share of any outstanding portion of Ultimate Net Loss and Pro rata Loss Adjustment Expense reserves funded by means of a letter of credit which (a) is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurers 10 days prior to its expiration date, or (b) the Reinsurers have failed to increase to the amount requested by the Company, it being understood and nothing in this Contract in any way shall restrict or limit the rights of the Company under the terms of the letter of credit;

         3. To refund to the Reinsurers any sum in excess of the actual amount required to fund the Reinsurers' share of the Company's outstanding portion of Ultimate Net Loss and Pro rata Loss Adjustment Expense reserves if so requested by the Reinsurers.

       In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required then the Company shall promptly return to the Reinsurers the excess amount so drawn.

                            ARTICLE XVII: INSOLVENCY

A. In the event of the Insolvency of the Company, this reinsurance shall be payable directly to the

         Company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the Insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurers of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurers within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. Accidental failure to give such notice shall not excuse the obligation unless Reinsurers are substantially prejudiced by the failure to give such notice. The expense thus incurred by the Reinsurers shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

B. Where two or more of the Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C. It is further understood and agreed that, in the event of the Insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurers to the Company or to its liquidator, receiver or statutory successor.

                           ARTICLE XVIII: ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to Arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurers, and an Umpire shall be chosen by the two Arbiters before they enter upon Arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon Arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots. Nothing herein shall prevent either party from commencing a proceeding in the United States District Court having jurisdiction over the dispute for the purposes of having said court select an Umpire pursuant to the Federal Arbitration Act 9 USC 1 (er seq).

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honourable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final written decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one of the Reinsurers is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers participating under the terms of this Contract from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the Arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the Arbitration shall be equally divided between the two parties.

E. Any Arbitration proceedings shall take place at a location in Lawrenceville, New Jersey. All proceedings pursuant hereto shall be governed by the law of the State of New Jersey.

                         ARTICLE XVIIII: SERVICE OF SUIT

A. It is agreed that in the event of the failure of the Reinsurers hereon to pay any amount claimed to be due hereunder, the Reinsurers hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. The foregoing shall not constitute a waiver of the right of the Reinsurers to commence any suit in, or to remove, remand or transfer any suit to any other court of competent jurisdiction in accordance with the applicable statutes of the state or United States pertinent thereto.

B. It is further agreed that service of process in such suit may be made upon Saiber Schlesinger Satz & Goldstein, One Gateway Center, Newark, NJ 07102-5311, United States of America, and that in any suit instituted against any one of them upon this Contract, the Reinsurers will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

C. The above named are authorized and directed to accept service of process on behalf of the Reinsurers in any suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurers behalf in the event such suit shall be instituted.

D. Further, pursuant to any statute of any state, territory or District of the United States which makes provision therefor, the Reinsurers hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purposes in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful proceeding in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designate the above named as the person to whom said officer is authorized to mail such process or a true copy thereof.

                           ARTICLE XX: INTERMEDIARIES

Medical Brokers, Inc and JLT Risk Solutions are hereby recognized as the Intermediaries negotiating this Contract for all business hereunder. All communications (including but not limited to notices of: statements, premium, return premium, commissions, taxes, losses, Loss Adjustment Expense, salvage and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurers through JLT Risk Solutions. Payments by the Company to the Intermediaries shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediaries shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

Notwithstanding the above, the Company and Reinsurers hereby agree that all payments will be direct from the Reinsurers to the Company, or from the Company to the Reinsurers, as appropriate.

                         ARTICLE XXI: PROPERTY COVERAGE

The Company may incept at any time during the Contract Period, Property coverage including Fire, Allied Lines and Extended Coverages, Inland Marine and Commercial Multi-Peril coverages all when written in conjunction with other coverages specified elsewhere within the Contract for limits for:-

$14,500,000   Ultimate Net loss plus pro-rata loss adjustment expenses as respects each and every loss, each original policy

Excess of:-

$    500,000  Ultimate Net loss plus pro-rata loss adjustment expenses as respect each and every loss, each original policy

Coverage shall be subject to the following exclusions and conditions:-

1)     Earthquake coverages

2)     Seepage and Pollution

3) Within 60 days after the end of each quarter the Company shall provide Reinsurers with a claims bordereaux outlining any claim on which the Company has placed a reserve value of more than $300,000.

       Losses and adjustment expenses are recoverable by the Company immediately after receipt of proof of loss subject to the retention applicable herein.

4) Within 60 days after the end of the quarter that any coverage attaches the Company shall provide the Reinsurers with a Premium bordereaux outlining the premium applicable to the original policy and also the premium applicable to reinsurance.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                         LIABILITY - REINSURANCE - U.S.A

1. This Agreement does not cover any loss or liability accruing to the Cedent as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that all purposes of this Agreement all the original policies of the Cedent (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III of this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision

         I. It is agreed that the policy does not apply under any liability coverage, to (injury, sickness, disease, death or destruction (bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

         II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

         III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

                  (a)      become effective on or after 1st May, 1960, or

                  (b) become effective before that date and contain the Limited Exclusion Provision set out above; provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies or policies or combination policies of a similar nature, issued by the Cedent on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this Agreement the original liability policies of the Cedent (new, renewal and replacement) affording the following coverages: Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad), Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

         shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

         Broad Exclusion Provision

         It is agreed that the policy does not apply:

              Under an Liability Coverage, to
              (injury, sickness, disease, death or destruction
              (bodily injury or property damage

               (a)            with respect to which an insured under the policy
                  is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

                  (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

I. Under any Medical Payments Coverage, or under any Supplementary Payment Provision relating to
         (immediate medical or surgical relief,
         (first aid,
         to expenses incurred with respect to
         (bodily injury, sickness, disease or death
         (bodily injury
         resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

II.      Under any liability Coverage, to
      (injury, sickness, disease, death or destruction (bodily injury or property damage resulting from the hazardous properties or nuclear material if

      (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

      (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed or by or on behalf of an insured; or

      (c) (the injury, sickness, disease, death or destruction (the bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to (injury to or destruction of property at such nuclear facility. (property damage to such nuclear facility and any property thereat.

III.     As used in this endorsement:

     "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or by-product material; "source material", "special nuclear material" and by-product material" have the meanings given to them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means

     (a)            any nuclear reactor,

     (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

     (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

     and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material; (with respect to injury to or destruction of property, the word "injury" or "destruction" (property damage" includes all forms of radioactive contamination of property.

              (includes all forms of radioactive contamination of property.

         IV. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph
                  (3) shall not be applicable to

                  (i) Garage and Automobile Policies issued by the Cedent on New York risks, or

                  (ii) Statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in anyway restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Cedent in Canada and that with respect of such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

Note: The words printed in italics in the Limited Exclusion provision and in the Broad Exclusion provision apply only in relation to original liability policies which include a Limited Exclusion provision or a Broad Exclusion Provision containing these words.

                        NUCLEAR INCIDENT EXCLUSION CLAUSE
                        LIABILITY - REINSURANCE - CANADA

1. This Contract does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber, or association.

2. Without in any was restricting the operation of paragraph 1 of this Clause it is agreed that for all purposes of this Contract all the original liability contracts of the Company, whether new, renewal or replacement, of the following classes, namely,

         Personal Liability,
         Farmers Liability,
         Storekeepers Liability,

Which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

         Limited Exclusion Provision

         This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

         With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1 of this Clause it is agreed that for all purposes of this Contract all the original liability contracts of the Company, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:-

         Broad Exclusion Provision

         It is agreed that this Policy does not apply:

         (a) to liability imposed by or arising under the Nuclear Liability Act; or

         (b) to bodily injury or property damage with respect to which an Insured under this Policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is named in such contract or not and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; or

         (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

                  (1)         the ownership, maintenance, operation or use of a
                           nuclear facility by or on behalf if an Insured;

                  (2)         the furnishing by an Insured of services,
                           materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

                  (3)         the possession, consumption, use, handling,
                           disposal or transportation of fissionable substances or of other radioactive material (except radioactive isotopes away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

         (I) the term "nuclear energy hazard" means the radioactive, toxic, explosive or other hazardous properties of radioactive material;

         (II) the term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other element and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

         (III)    The term "nuclear facility" means:

                  (a)         any apparatus designed or used to sustain nuclear
                           fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

                  (b)         any equipment or device designed or used for (i)
                           separating the
                           isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

                  (c)         any equipment or device used for the processing,
                           fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

                  (d)         any structure, basin, excavation, premises or
                           place prepared or used for the storage or disposal of waste radioactive material; and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations,

(IV) the term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

(V) With respect to property, loss of use of such property shall be deemed to be property damage.

                       IN ALL COMMUNICATIONS PLEASE QUOTE
                             THE FOLLOWING REFERENCE

                                  901/LK9905081

                                   REINSURANCE

                                     POLICY

THE COMPANY IS REQUESTED TO READ THIS POLICY CAREFULLY. IF IT IS BELIEVED TO BE
  INCORRECT THE POLICY SHOULD BE IMMEDIATELY RETURNED, WITH AN EXPLANATION TO:

                           JLT Risk Solutions Limited
                               6 Crutched Friars,
                                     London,
                                    EC3N 2PH.

           ----------------------------------------------------------

              HANNOVER RUCKVERSICHERUNGS-AKTIENGESELLSCHAFT POLICY

THE COMPANY IS REQUESTED TO READ THIS POLICY CAREFULLY. IF IT IS BELIEVED TO BE INCORRECT THE POLICY SHOULD BE IMMEDIATELY RETURNED, WITH AN EXPLANATION, TO THE PERSON OR ENTITY DESIGNATED ON THE BACK PAGE OF THIS POLICY .

         -------------------------------------------------------------

IN CONSIDERATION of the Company named in the Schedule having paid the premium specified in the said Schedule to Hannover Ruckversicherungs-Aktiengesellschaft, (hereinafter referred to as "Reinsurers"), whose duly authorised representative has hereunto subscribed his name.

REINSURERS HEREBY AGREE to reinsure the Company against loss as more fully set forth in this Policy and the attachments hereto during the Period of Reinsurance stated in the said Schedule, or during any subsequent period as may be mutually agreed upon between the Company and Reinsurers.

PROVIDED that the liability of Reinsurers subscribing to this Policy shall not exceed their proportion of the limits of liability expressed in the said Schedule or such other limits of liability as may be substituted therefor by Addendum hereon or attached hereto signed by or on behalf of Reinsurers.

If Reinsurers shall make any claim under this Policy with knowledge that the same is false or fraudulent as regards amount or otherwise, this Policy shall become null and void forthwith and any and all claims hereunder shall be forfeited and of no force and effect.

IN WITNESS HEREOF I, being a representative of Reinsurers and duly authorised by the said Reinsurers to sign this Policy on their behalf, have hereunto subscribed my name.

Dated this 29th day of September, One Thousand Nine Hundred and Ninety-Nine.

         /s/ Hartmut Gradtke

Policy Number: 901/LK9905081                               Reinsurers reference:

                                  THE SCHEDULE

COMPANY:                   MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

ADDRESS:                   Two Princess Road, Lawrenceville, New Jersey, United
                           States of America.

PERIOD OF REINSURANCE:     Effective 1st January, 1999 covering on a risks
                           attaching basis for Business Covered and continuous thereafter unless terminated.

LIMIT OF LIABILITY:        All as more fully set forth in the attached Policy

This Policy reinsures 4% part of the 92% of the Limit of Liability expressed in the attached wording.

INTEREST:                 All as more fully set forth in the attached Policy

PREMIUM:                  US$30,000 (being 4% of Minimum and Deposit Premium of
                           US$750,000) annual, payable quarterly on 31st March, 30th June, 30th September and 31st December.

--------------------------------------------------------------------------------

                            SEVERAL LIABILITY NOTICE

The subscribing Reinsurers' obligation under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

                       IN ALL COMMUNICATIONS PLEASE QUOTE
                             THE FOLLOWING REFERENCE

                                  901/LK9905081

                                   REINSURANCE

                                     POLICY

THE COMPANY IS REQUESTED TO READ THIS POLICY CAREFULLY. IF IT IS BELIEVED TO BE
  INCORRECT THE POLICY SHOULD BE IMMEDIATELY RETURNED, WITH AN EXPLANATION TO:

                           JLT Risk Solutions Limited
                               6 Crutched Friars,
                                     London,
                                    EC3N 2PH.

          -------------------------------------------------------------

                        SWISS REINSURANCE COMPANY POLICY

THE COMPANY IS REQUESTED TO READ THIS POLICY CAREFULLY. IF IT IS BELIEVED TO BE INCORRECT THE POLICY SHOULD BE IMMEDIATELY RETURNED, WITH AN EXPLANATION, TO THE PERSON OR ENTITY DESIGNATED ON THE BACK PAGE OF THIS POLICY .

         -------------------------------------------------------------


IN CONSIDERATION of the Company named in the Schedule having paid the premium specified in the said Schedule to Swiss Reinsurance Company, (hereinafter referred to as "Reinsurers"), whose duly authorised representative has hereunto subscribed his name.

REINSURERS HEREBY AGREE to reinsure the Company against loss as more fully set forth in this Policy and the attachments hereto during the Period of Reinsurance stated in the said Schedule, or during any subsequent period as may be mutually agreed upon between the Company and Reinsurers.

PROVIDED that the liability of Reinsurers subscribing to this Policy shall not exceed their proportion of the limits of liability expressed in the said Schedule or such other limits of liability as may be substituted therefor by Addendum hereon or attached hereto signed by or on behalf of Reinsurers.

If Reinsurers shall make any claim under this Policy with knowledge that the same is false or fraudulent as regards amount or otherwise, this Policy shall become null and void forthwith and any and all claims hereunder shall be forfeited and of no force and effect.

IN WITNESS HEREOF I, being a representative of Reinsurers and duly authorised by the said Reinsurers to sign this Policy on their behalf, have hereunto subscribed my name.

Dated this 29th day of September, One Thousand Nine Hundred and Ninety-Nine.

         /s/ Werner Schlapfer

Policy Number: 901/LK9905081                              Reinsurers reference:

                                  THE SCHEDULE

COMPANY:                   MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

ADDRESS:                   Two Princess Road, Lawrenceville, New Jersey, United
                           States of America.

PERIOD OF REINSURANCE:     Effective 1st January, 1999 covering on a risks
                           attaching basis for Business Covered and continuous thereafter unless terminated.

LIMIT OF LIABILITY:        All as more fully set forth in the attached Policy

This Policy reinsures 60% part of the 92% of the Limit of Liability expressed in the attached wording.

INTEREST:                 All as more fully set forth in the attached Policy

PREMIUM: US$450,000 (being 60% of Minimum and Deposit Premium of US$750,000) annual, payable quarterly on 31st March, 30th June, 30th September and 31st December.

--------------------------------------------------------------------------------

                            SEVERAL LIABILITY NOTICE

The subscribing Reinsurers' obligation under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.